                            SENIOR FACILITY AGREEMENT



                                     between



                             PACIFIC TANKSHIP LTD.,
                                   as borrower

                       CHRISTIANIA BANK OG KREDITKASSE ASA
                          as agent and security trustee



                                       and



                       CHRISTIANIA BANK OG KREDITKASSE ASA
                                    as lender






                                 Clifford Chance
                                     London

                                    CONTENTS

CLAUSE                                                                      PAGE
1.  Interpretation ........................................................    1
2.  The Facility ..........................................................    8
3.  Purpose ...............................................................    8
4.  Conditions Precedent ..................................................    8
5.  Nature of Banks' Rights and Obligations ...............................    8
6.  Availability ..........................................................    9
7.  Interest Periods ......................................................   10
8.  Interest ..............................................................   11
9.  Repayment and Prepayment ..............................................   11
10. Taxes and Tax Receipts ................................................   13
11. Changes in Circumstances ..............................................   14
12. Representations .......................................................   16
13. Information Covenants .................................................   18
14. Financial Condition ...................................................   19
15. General Covenants .....................................................   20
16. Events of Default .....................................................   22
17. Default Interest and Indemnity ........................................   25
18. Currency of Account and Payment .......................................   27
19. Payments ..............................................................   27
20. Set-Off ...............................................................   28
21. Sharing ...............................................................   28
22. Fees ..................................................................   29
23. Costs and Expenses ....................................................   29
24. The Agent and the Banks ...............................................   30
25. Benefit of Agreement ..................................................   34
26. Assignments and Transfers .............................................   34
27. Calculations and Evidence of Debt .....................................   35
28. Remedies and Waivers ..................................................   36
29. Partial Invalidity ....................................................   36
30. Notices ...............................................................   37
31. Law ...................................................................   37
32. Jurisdiction ..........................................................   38

The First Schedule
          Condition Precedent Documents ...................................   39

The Second Schedule
          Notice of Drawdown ..............................................   43

The Third Schedule
          Form of Transfer Certificate ....................................   44

THIS AGREEMENT is made on 27 October 1997

BETWEEN:

(1)      PACIFIC TANKSHIP LTD., (the "BORROWER");

(2)      CHRISTIANIA BANK OG KREDITKASSE ASA (in its capacity as agent, the
         "AGENT");

(3) CHRISTIANIA BANK OG KREDITKASSE ASA (in its capacity as the security trustee, the "SECURITY Trustee"); and

(4)      CHRISTIANIA BANK OG KREDITKASSE ASA ("INITIAL BANK").

                                    RECITALS

A. The Initial Bank has agreed to grant to the Borrower, upon the terms and subject to the conditions herein set forth, a loan facility in the amount of up to $18,000,000.

B. By a further Loan Agreement (the "JUNIOR FACILITY AGREEMENT") of even date herewith and made between the Borrower, the Agent, the Security Trustee and Christiania Bank og Kreditkasse ASA as Initial Bank, the Initial Bank has agreed to lend to the Borrower a further sum of up to $4,500,000 secured by second ranking security over the assets mortgaged or charged by the Borrower to the Security Trustee pursuant to the Facility Documents defined therein.

NOW IT IS HEREBY AGREED  as follows:

1.       INTERPRETATION

1.1      In this Agreement:

         "ADMINISTRATIVE GENERAL PARTNER" means GMC Administration Ltd., a company duly incorporated under the laws of the Cayman Islands.

         "ADVANCE" means, save as otherwise provided herein, the advance made or
         to be made by             the Banks hereunder;

         "ASSIGNMENT OF ACCOUNTS" means the assignment of the Borrower's bank accounts to be executed by the Borrower in favour of the Security Trustee pursuant to paragraph 17, of Part 1 of the First Schedule;

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means an assignment of earnings and insurances to be entered into by the Borrower in favour of the Security Trustee pursuant to paragraph 2, Part 2 of the First Schedule;

         "BANKS" means the Initial Bank and any Transferees of the Initial Bank (and any subsequent Transferees) and "BANK" means each of the Banks;

         "BASLE PAPER" means the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in November 1991;

         "BORROWER DEPOSIT ACCOUNT " means the account held in the name of the Borrower with The Industrial Bank of Japan, Ltd., Japan;

         "CAPITAL ADEQUACY REQUIREMENT" means a request or requirement relating to the maintenance of capital, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper or which increases the amounts of capital required thereunder, other than a request or requirement made by way of implementation of the Basle Paper in the manner in which it is being implemented at the date hereof;

         "CHARTERS" means each of the Initial Charter and the Subsequent Charter and "CHARTER" means each of them;

         "CHARTERERS" means each of the Initial Charterer and the Subsequent Charterer and "CHARTERER" means each of them;

         "DRAWDOWN DATE" means the date on which the Advance is made to the Borrower hereunder;

         "EARNINGS ACCOUNT" has the meaning ascribed to it in the Assignment of Earnings and Insurances;

         "EVENT OF DEFAULT" means any of those events specified in Clause 16.1 (EVENTS OF DEFAULT);

         "FACILITY" means the dollar loan facility granted to the Borrower in this Agreement;

         "FACILITY AMOUNT" means an amount of up to US$18,000,000 to be advanced by the Initial Bank to the Borrower;

         "FACILITY OFFICE" means in relation to a Bank, the Agent or the Security Trustee the office identified with the signature below (or in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select;

         "FAIR MARKET VALUE" means, in relation to the Vessel at any time, the sale value of the Vessel in dollars determined on the basis of a sale (for cash and prompt delivery) by a willing seller to a willing buyer, free of charter and encumbrances and at arm's length on normal commercial terms;

         "FINAL REPAYMENT DATE" means the date which falls 66 months after the Drawdown Date;

         "FACILITY DOCUMENTS" means this Agreement, the Interest Rate Swap Agreement, the Trust Deed, the Mortgage, the Assignment of Earnings and Insurances, the Priority Agreement and the Assignment of Accounts and any other document agreed between the Agent and the Borrower to be a Facility Document and "FACILITY DOCUMENT" means each of them;

         "GENERAL PARTNERS" means the Managing General Partner and the Administrative General Partner and "GENERAL PARTNER" means each of them;

         "INITIAL CHARTER" means the bareboat charter party (as from time to time amended or novated) dated 6 October 1997 whereby the Initial Charterer has agreed to charter the Vessel on a bareboat charter basis from the Borrower for a period of approximately six months from the Drawdown Date;

         "INITIAL CHARTERER" means Rachel Lines S.A., a corporation duly incorporated under the laws of the Panama;

         "INSTRUCTING GROUP" means a Bank or group of Banks to whom in aggregate more than fifty per cent of the Loan is (or, immediately prior to its repayment, was then) owed;

         "INTEREST RATE SWAP AGREEMENT" means the International Swap Dealers Association, Inc. Master Agreement together with a confirmation letter both dated on or about the date hereof entered into by the Borrower and the Initial Bank as Swap Counterparty (as from time to time amended, supplemented or assigned by the parties thereunder) pursuant to which the Borrower will hedge all or part of its interest costs under this Agreement;

         "INTEREST PERIOD" means any of those periods mentioned in Clause 7.2 (DURATION OF INTEREST PERIODS);

         "LIBOR" means, in relation to any period for which an interest rate is to be determined hereunder, the rate per annum determined by the Agent to be equal to the LIBOR fixing on Telerate page 3740 for deposits in dollars for a period corresponding to that period at 11.00 a.m. on the Quotation Date for that period Provided that if there are no such rates so appearing on such page at such time it means the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple to the nearest whole multiple of one-sixteenth of one per cent.) of the respective rates (as notified to the Agent) at which the Reference Banks were offering to prime banks in the London Interbank Market deposits in dollars for a period corresponding to such period at such time;

         "LOAN" means the aggregate principal amount for the time being outstanding hereunder;

         "MANAGEMENT AGREEMENT" means the agreement (as from time to time amended or novated) to be entered or entered into between the Borrower and Universe Tankships (Bermuda) Ltd., relating to the management of the Vessel pursuant to paragraph 13, Part 1, of the First Schedule;

         "MANAGING GENERAL PARTNER" means Genmar Pacific Ltd., a corporation duly incorporated under the laws of the State of New York, USA;

         "MARGIN" means one and one-eighth per cent. (1-1/8%) per annum;

         "MEMORANDUM OF AGREEMENT" means the agreement (as from time to time amended or novated) for the purchase and sale of the Vessel dated 6 October 1997 and made between the

         Borrower and the Seller;

         "MORTGAGE" means a first preferred Panamanian ship mortgage over the Vessel to be granted by the Borrower to the Security Trustee pursuant to paragraph 1, Part 2 of the First Schedule;

         "NOTICE OF DRAWDOWN" means a notice in the form or substantially the form of that set out in the Second Schedule;

         "PANAMA" means the Republic of Panama;

         "PERMITTED LIENS" has the meaning ascribed to it in the Assignment of Earnings and Insurances;

         "PRIORITY AGREEMENT" means the agreement between the Agent, the Banks, the Borrower and the Agent and the lenders under the Junior Facility Agreement regulating the priorities and the rights of enforcement of security between the Banks and the lenders under the Junior Facility Agreement pursuant to paragraph 19, Part 1 of the First Schedule;

         "QUOTATION DATE" in relation to any period for which an interest rate is to be determined hereunder means the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for dollar deposits for delivery on the first day of that period Provided that if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

         "REFERENCE BANK" means the principal Oslo office of Christiania Bank og Kreditkasse ASA and such other banks as may from time to time be agreed between the Borrower and the Agent;

         "REPAYMENT DATES" means the days which fall 3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 33, 36, 39, 42, 45, 48, 51, 54, 57, 60, 63 and 66 months after the Drawdown Date;

         "RETENTION ACCOUNT" has the meaning ascribed to it in the Assignment of Earnings and Insurances;

         "SELLER" means Rachel Lines S.A., Panama;

         "SHAREHOLDER" means Pacific Tankship, L.P., the sole shareholder of the Borrower;

         "SUBSEQUENT CHARTER" means the time charter (as from time to time amended or novated) dated as of 17 October 1997 whereby the Subsequent Charterer has agreed to charter the Vessel from the Borrower for a minimum of sixty months immediately upon the termination of the Initial Charter;

         "SUBSEQUENT CHARTERER" means American Eagle Tankers Inc. Limited;

         "TERMINATION DATE" means the earlier of 31 December 1997 and the date on which the Facility Amount has been reduced to zero;

         "TRANSFER CERTIFICATE" means a certificate in the form set out in the Third Schedule (or such other form as may be agreed between the relevant Bank, the proposed Transferee, the Agent and the Borrower pursuant to Clause 26.2 (ASSIGNMENTS AND TRANSFERS BY BANKS)) signed by a Bank and a Transferee whereby:

                  (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 26.2 (ASSIGNMENTS AND TRANSFERS BY BANKS); and

                  (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Borrower as is contemplated in Clause 26.4 (TRANSFERS BY BANKS)

         "TRANSFER DATE" in relation to any Transfer Certificate means the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

         "TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

         "TRUST DEED" means a security trust deed of the date hereof entered into between the Security Trustee, the Agent, the Borrower and the Banks and the agent and lenders under the Junior Facility Agreement pursuant to paragraph 18, Part 1 of the First Schedule;

         "VESSEL" means the vessel known as m/t "PACIFIC JUPITER", more particularly described in the Mortgage.

1.2      Any reference in this Agreement to:

         the Agent, the Security Trustee, or the Banks shall be construed so as to include their respective successors, Transferees and permitted assigns in accordance with their respective interests;

         a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in Oslo, London and New York City;

         a "CHARTER" shall be construed as a reference to any agreement (including the Charters) pursuant to which the Vessel is, or will be, employed;

         a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

         an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

         the "EQUIVALENT" in one currency (in this paragraph the "FIRST CURRENCY") of an amount denominated in another currency (in this paragraph the "SECOND CURRENCY") on any date shall, save as otherwise provided, be construed as a reference to the amount of the first currency which could be purchased with that amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency for delivery on the second business day thereafter;

         a "GUARANTEE" includes any guarantee, indemnity or other obligation to pay, purchase, provide funds for the payment of or indemnify against the consequences of default in the payment of indebtedness of any other person and any encumbrance which secures the payment of any indebtedness of any other person;

         a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

         "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "MONTHS" shall be construed accordingly);

         a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

         a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

                  (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

                  (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                  (iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

         "TAX" shall be construed so as to include any present or future tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

         "TOTAL LOSS" includes any actual, constructive, arranged, agreed or compromised total loss, any requisitioning for title and the capture, seizure, arrest, detention, or confiscation of the Vessel by any government, or by persons purporting to act on behalf of any government, unless the Vessel be released and restored to the Owner from such capture, seizure, detention or confiscation within one month after the date thereof; and

         the "WINDING-UP" or "DISSOLUTION" of a company or limited partnership shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or limited partnership is incorporated or established or any jurisdiction in which such company or limited partnership carries on business.

1.3 "$" and "DOLLARS" denote lawful currency of the United States of America.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

                  (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied or supplemented;

                  (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

                  (iii) a time of day shall be construed as a reference to London time.

1.5      Clause headings are for ease of reference only.

1.6 For the purposes of the Facility Documents, a total loss of the Vessel shall be deemed to have occurred:

                  (i) if it consists of an actual total loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which she was last heard of;

                  (ii) if it consists of a requisitioning for title, at noon Greenwich Mean Time on the date on which the same is expressed to take effect by the person making the same; and

                  (iii) if it consists of a constructive or compromised or arranged or agreed total loss, at noon Greenwich Mean Time on the date at which notice of her abandonment is given to her insurers for the time being or (if her insurers for the time being do not admit the claim for total loss) at the time on which a total loss is subsequently adjudged to have occurred by a competent court or arbitration tribunal or liability in respect thereof as a total loss is admitted by underwriters.

2.       THE FACILITY

         The Initial Bank hereby grants to the Borrower, upon the terms and subject to the conditions hereof, a loan facility in the maximum amount of $18,000,000.

3.       PURPOSE

         The purpose of the Facility is to provide the Borrower with funds to finance the purchase of the Vessel and, accordingly, the Borrower shall apply all of the amounts raised by it hereunder in or towards such purpose (but so that neither the Agent nor the Initial Bank shall be obliged to concern itself with the application of amounts borrowed by the Borrower hereunder).

4.       CONDITIONS PRECEDENT

         The Borrower shall not be entitled to give any Notice of Drawdown hereunder unless the Agent shall have confirmed to the Borrower by facsimile or letter that it has received three days prior to the proposed Drawdown Date each of the documents specified in Part 1 of the First Schedule and found the same to be satisfactory to it in form and substance.

5.       NATURE OF BANKS' RIGHTS AND OBLIGATIONS

5.1      OBLIGATIONS OF BANKS SEVERAL

         The obligations of each Bank hereunder are several.

5.2      FAILURE OF ANY BANK TO PERFORM OBLIGATIONS

         The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

5.3      RIGHTS OF BANKS SEVERAL

         The rights of the Banks hereunder are also several. The amount at any time owing by the Borrower to any party under this Agreement shall be a separate and independent debt from any amount owing to any other party.

6.       AVAILABILITY

6.1      THE FACILITY

         The Facility shall be made by the Initial Bank to the Borrower by way of a single Advance.

         It is hereby agreed that on the Drawdown Date, the Advance shall be paid into the Borrower Deposit Account and shall be held in escrow in the Borrower Deposit Account until its release therefrom in accordance with the provisions of the Memorandum of Agreement.

6.2      DRAWDOWN CONDITIONS

         Save as otherwise provided herein, the Advance will be made by the Initial Bank and paid into the Borrower Deposit Account , on the request of the Borrower if:

                  (i) not more than ten nor less than two business days before the proposed date for the making of the Advance the Agent has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

                  (ii) the amount stated in the Notice of Drawdown shall not be more than the lesser of the amount of the Facility Amount and 67% of the purchase price of Vessel as set out in the Memorandum of Agreement;

                  (iii) the Drawdown Date is a business day which is or precedes the Termination Date;

                  (iv) the interest rate applicable to the Advance during its first Interest Period does not fall to be determined pursuant to the proviso to Clause 7.2 (DURATION OF INTEREST PERIODS); and

                  (v)      (a)      no event has occurred which is or may become
                                    (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default; and

                           (b) the representations set out in Clause 12 (REPRESENTATIONS) are true on and as of the proposed date for the making of such Advance or the Agent agrees (notwithstanding any matter mentioned at (a) or (b) above) that the Advance should be made and paid into the Borrower Deposit Account .

6.3      RELEASE CONDITION

         The Borrower hereby covenants that prior to the release of the Advance held in the Borrower Deposit Account to the Seller it will deliver to the Agent each of the documents specified in Part 2 of the First Schedule and in both form and substance satisfactory to the Agent.

7.       INTEREST PERIODS

7.1      INTEREST PERIODS

         The period for which the Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding such period.

7.2      DURATION OF INTEREST PERIODS

         The duration of each Interest Period relating to the Advance shall, save as otherwise provided herein, be one, three, six or twelve months, or any such other period as may be agreed from time to time between the Borrower and the Agent, in each case as the Borrower may select by not less than three business days' prior notice to the Agent Provided that:

                  (i) if the Borrower selects a duration of twelve months in relation to an Interest Period, then:

                           (a) the Borrower may, at the same time, notify the Agent of an alternative selection of three or six months to apply if the Borrower's selection becomes ineffective pursuant to (b) below; and

                           (b) any Bank may, at any time before 9.00 a.m. on the second business day preceding the first day of such Interest Period, notify the Agent that it objects to the Borrower's selection, whereupon such selection shall become ineffective Provided that no such objection shall be given except for reason of the non availability to such Bank of dollars for twelve months interest periods in the London Inter-bank Market;

                  (ii) if the Borrower fails to give such notice of its selection in relation to an Interest Period, or if its selection becomes ineffective under (i)(b) above and the Borrower has failed to give the Agent any permitted alternative selection pursuant to (i)(a) above, then the duration of that Interest Period shall, subject to (iii) below, be three months;

                  (iii) the Borrower may not select an Interest Period of one month more than three times during any calendar year; and

                  (iv) any Interest Period which would otherwise end during the month preceding, or extend beyond, the Final Repayment Date shall be of such duration that it shall end on the Final Repayment Date.

7.3 If pursuant to Clause 7.2 the Borrower selects an Interest Period for an Advance which will extend beyond one or more Repayment Dates, then such Advance shall be divided into parts such that on such (or each such) Repayment Date there will be one or more parts in an amount equal to the amount scheduled to be repaid on each such Repayment Date, each such part to constitute an Advance and to have an Interest Period ending on that Repayment Date.

8.       INTEREST

8.1      PAYMENT OF INTEREST

         On the last day of each Interest Period (and, in the case of an Interest Period of a duration of more than three months, on the last day of each successive period of three months falling within such Interest Period) the Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

8.2      CALCULATION OF INTEREST

         The rate of interest applicable to the Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin and LIBOR for such Interest Period Provided that if LIBOR for an Interest Period falls to be determined in accordance with the proviso to the definition thereof but none of the Reference Banks was offering to prime banks in the London Interbank Market dollar deposits for the proposed duration of such Interest Period, the rate of interest applicable to the Advance to which such Interest Period relates from time to time during such Interest Period shall be the rate per annum which is the sum of the Margin and the weighted average of the rates per annum notified to the Agent by each Bank before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to it of funding such Advance during such Interest Period from whatever sources it may select and the Agent shall notify the Borrower accordingly.

9.       REPAYMENT AND PREPAYMENT

9.1      REPAYMENT

         The Borrower shall repay the Loan in instalments by repaying on each Repayment Date an amount as set out below:

         REPAYMENT DATE NO.                                      INSTALMENT PAYABLE IN $000
                   1                                                         500
                   2                                                         500
                   3                                                         500
                   4                                                         500
                   5                                                         600
                   6                                                         600
                   7                                                         600
                   8                                                         600
                   9                                                         700
                  10                                                         700
                  11                                                         700
                  12                                                         700
                  13                                                         800
                  14                                                         800


                  15                                                         800
                  16                                                         800
                  17                                                         800
                  18                                                         800
                  19                                                         800
                  20                                                         800
                  21                                                         800
                  22                                                        3600

9.2      PREPAYMENT

         The Borrower may, if it has given to the Agent not less than fifteen
         (15) business days' prior notice to that effect, prepay the whole or any part of the Advance (but if in part being an amount or integral multiple of $100,000) on the last day of an Interest Period relating thereto. Any prepayment made by the Borrower shall satisfy the Borrower's remaining obligations under Clause 9.1 (REPAYMENT) in inverse order of maturity.

9.3      NOTICE OF PREPAYMENT

         Any notice of prepayment given by the Borrower pursuant to Clause 9.2 (PREPAYMENT) shall be irrevocable and shall specify the date upon which such prepayment is to be made and the amount thereof and shall oblige the Borrower to make such prepayment on such date.

9.4      PREPAYMENT FEE

         If the Borrower makes any prepayment pursuant to Clause 9.2 (PREPAYMENT) the Borrower shall be obliged, together with such prepayment, to pay a prepayment fee equal to one quarter of one per cent. (1/4%) of the amount so prepaid Provided that no such fee shall be payable if such prepayment was made either (i) pursuant to a refinancing of the Loan granted by Christiania Bank og Kreditkasse ASA or by a syndicate of banks of which Christiania Bank og Kreditkasse ASA is an agent or an underwriter or (ii) during the 12 months preceding the Final Repayment Date.

9.5      INTEREST RATE SWAP AGREEMENTS

         If the Borrower makes prepayment pursuant to Clause 9.2, it shall be obliged to pay to the Initial Bank as counterparty to the Interest Rate Swap Agreement and, to any assignees of any part of the Initial Bank's interest in the Interest Rate Swap Agreement (the "ASSIGNEE") (or the Initial Bank and or the Assignee shall pay to the Agent for account of the Borrower) the amount of any loss (or, as the case may be, profit) incurred or made by the Initial Bank and any Assignee as a result of a total or partial early termination of that Interest Rate Swap Agreement made to ensure that the notional principal amount of that Interest Rate Swap Agreement matches the reduced amount of the Loan.

9.6      NO OTHER REPAYMENTS OR REBORROWING

         No amount repaid or prepaid hereunder may be reborrowed.

10.      TAXES AND TAX RECEIPTS

10.1     TAX GROSS-UP

         All payments to be made by the Borrower to any person under any of the Facility Documents shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

10.2     TAX INDEMNITY

         Without prejudice to the provisions of Clause 10.1 (TAX GROSS-UP), if any person or the Agent on its behalf is required to make any payment on account of tax or otherwise (not being a tax imposed on the net income of the Facility Office by the jurisdiction in which it is incorporated or in which the Facility Office is located) on or in relation to any sum received or receivable by such person under any of the Facility Documents (including, without limitation, any sum received or receivable under this Clause 10) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the such person, the Borrower shall, upon demand of the Agent, promptly indemnify the such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith Provided that if a Bank or the Agent or the Security Trustee considers that it is reasonable to do so and that it would not be otherwise prejudiced thereby, it will, prior to instructing the Agent to make a demand under this Clause 10.2, use reasonable endeavours to determine whether any such payment or liability was correctly or legally imposed or asserted.

10.3     CLAIMS BY A BANK

         If a Bank intends to make a claim pursuant to Clause 10.2 (TAX INDEMNITY) it shall notify the Agent of the event by reason of which it is entitled to do so whereupon the Agent shall notify the Borrower accordingly.

10.4     NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

         If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under any of the Facility Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Agent, whereupon the Agent shall notify the Banks and the Security Trustee accordingly.

10.5     EVIDENCE OF PAYMENT OF TAX

         If the Borrower makes any payment under any of the Facility Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent, within thirty days after it has received the same, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

11.      CHANGES IN CIRCUMSTANCES

11.1     INCREASED COSTS

         If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any Capital Adequacy Requirement or any request from or requirement of any central bank or other fiscal, monetary or other authority:

                  (i) a Bank or any holding company of such Bank incurs a cost as a result of such Bank having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making its advance hereunder;

                  (ii) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

                  (iii) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the advance made or to be made by such Bank hereunder; or

                  (iv) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of the Facility Office by the jurisdiction in which such Bank is incorporated or in which the Facility Office is located) on or calculated by reference to the amount of the Advance made or to be made hereunder and/or by reference to any sum received or receivable by such Bank hereunder, then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of such Bank amounts sufficient to indemnify it (or,as the case may be, to enable it to indemnify its holding company) against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of such Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of such Bank, attributable to its funding or maintaining its advance hereunder) or (4) such liability.

11.2     INCREASED COSTS CLAIMS

         If a Bank intends to make a claim pursuant to Clause 11.1 (INCREASED COSTS) it shall notify the Agent of the event by reason of which it is entitled to do so whereupon the Agent shall notify the Borrower accordingly.

11.3     ILLEGALITY

         If at any time it is unlawful for a Bank to make its portion of the Advance or to fund or allow to remain outstanding its portion of the Loan, then that Bank shall, promptly after becoming aware of such fact, deliver to the Agent who will deliver to the Borrower a certificate to that effect whereupon:

                  (i) if no Advance has been made hereunder, the Bank shall not thereafter be obliged to make the Advance hereunder and its Facility Commitment shall be reduced to zero; and

                  (ii) if the Advance has already been made hereunder, then, if the Agent on behalf of any relevant Bank so requires, the Borrower shall on such date as the Agent shall have specified repay such Bank's portion of the Loan in full together with accrued interest thereon.

11.4     MITIGATION

         (a) If circumstances arise which would (or would upon the giving of notice) result in:

                           (i) the reduction of a Bank's portion of the Loan pursuant to Clause 11.3 (ILLEGALITY);

                           (ii) the prepayment of the Loan pursuant to Clause 11.3 (ILLEGALITY);

                           (iii) an increase in the amount of any payment pursuant to Clause 10.1 (TAX GROSS-UP); or

                           (iv) a claim by a Bank for indemnification pursuant to Clause 10.2 (TAX INDEMNITY) or a claim by a Bank for indemnification pursuant to Clause 11.1 (INCREASED COSTS),

                  then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under any of the Clauses referred to above, such Bank shall, in consultation with the Agent and the Borrower, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances, including by transferring its Facility Office to another jurisdiction or by assigning its rights hereunder to another financial institution approved by the Borrower Provided that such Bank shall have no obligation to transfer its Facility Office or assign its rights hereunder as aforesaid if it is of the opinion that to do so would or might have an adverse effect on its business, operations or financial condition.

         (b) If circumstances arise which would result in the Security Trustee being entitled pursuant to Clause 4.5 of the Trust Deed to exercise its rights to make deductions and withholdings from payments made to the Agent hereunder, the Security Trustee shall, in consultation with the Borrower, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances Provided that the Security Trustee shall have no obligation to do so if it is of the opinion that to do so would or might have an adverse effect on its business operations or financial condition.

12.      REPRESENTATIONS

12.1 Subject to any reservations and/or qualifications as to matters of law which may be made in the legal opinions referred to in paragraphs 3, 4, 5, 6 and 7 of Part 1 of the First Schedule, the Borrower represents that:

                  (i) STATUS It is a limited liability company duly organised under the laws of the Cayman Islands with power to enter into the Facility Documents and to exercise its rights and perform its obligations under the Facility Documents and it is duly qualified to register the Vessel under Panamanian flag;

                  (ii) DUE AUTHORISATION All corporate and other action required to authorise the execution by the Borrower of the Facility Documents and the performance of its obligations under the Facility Documents has been duly taken;

                  (iii) NO DEDUCTIONS OR WITHHOLDING Under the laws of the Cayman Islands and Panama in force at the date hereof, the Borrower will not be required to make any deduction or withholding from any payment it may make under any of the Facility Documents;

                  (iv) CLAIMS PARI PASSU Without prejudice to the security constituted by or pursuant to any Facility Documents under the laws of the Cayman Islands and Panama in force at the date hereof, the claims of the Agent, the Banks and the Security Trustee against the Borrower under any Facility Documents will, to the extent that such claims exceed the realised value of the security therefor, rank at least PARI PASSU with the claims of all its other unsecured and non-subordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency or other similar laws of general application;

                  (v) NO IMMUNITY In any proceedings taken in the Cayman Islands in relation to any of the Facility Documents, the Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

                  (vi) GOVERNING LAW AND JUDGMENTS In any proceedings taken in the Cayman Islands in relation to any of the Facility Documents, the choice of English law as the governing law of those of the Facility Documents as are expressed to be governed by English law and any judgment obtained in England will be recognised and enforced;

                  (vii) VALIDITY AND ADMISSIBILITY IN EVIDENCE Other than the recording of the Mortgage on a preliminary basis through the Consulate of Panama in New York and on a permanent basis at the Public Registry Office of the Republic of Panama and any required registration in the Cayman Islands all acts, conditions and things required to be done, fulfilled and performed in order
                           (a) to enable the Borrower lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents, (b) to ensure that the obligations expressed to be assumed by it in the Facility Documents are legal, valid and binding and
                           (c) to make the Facility Documents admissible in evidence in the Cayman Islands have been done, fulfilled and performed;

                  (viii) NO FILING OR STAMP TAXES Under the laws of the Cayman Islands in force at the date hereof, it is not necessary that any of the Facility Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to any such Facility Documents; and

                  (ix) BINDING OBLIGATION The obligations expressed to be assumed by the Borrower in the Facility Documents are legal and valid obligations binding on it in accordance with the terms of such Facility Documents.

12.2     The Borrower further represents that:

                  (i) NO WINDING-UP It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

                  (ii) NO MATERIAL DEFAULT It is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition;

                  (iii) NO MATERIAL PROCEEDINGS No action or administrative proceeding of or before any court or agency which might have a material adverse effect on its business or financial condition has been started or threatened;

                  (iv) NO OTHER BUSINESS It has not incurred any liabilities or entered into any other commitments nor undertaken any business other than in connection with the purchase or operation of the Vessel;

                  (v) NO UNDISCLOSED LIABILITIES As at the date hereof it has no liabilities

                           (contingent or otherwise) which have not been disclosed to the Agent nor any unrealised or anticipated losses arising from commitments entered into by it;

                  (vi) FULL DISCLOSURE Each of the Charters, the Memorandum of Agreement and the Management Agreement are in full force and effect and the Borrower has disclosed to the Agent all of the terms and conditions of each such agreement and there are no amendments or variations to any such document which have not been disclosed to the Agent;

                  (vii) NO OBLIGATION TO CREATE SECURITY Its execution of the Facility Documents and its exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets except pursuant to the Facility Documents;

                  (viii) EXECUTION OF FACILITY DOCUMENTS Its execution of the Facility Documents and its exercise of its rights and performance of its obligations under the Facility Documents do not constitute and will not result in any breach of any agreement or treaty;

                  (ix) ENCUMBRANCES Save as permitted by Clause 15(ix), no encumbrance exists over all or any of its present or future revenues or assets;

                  (x) OWNERSHIP OF THE BORROWER The Shareholder is the sole shareholder of the Borrower;

                  (xi) OWNERSHIP OF THE SHAREHOLDER The General Partners are the only general partners of the Shareholder; and

                  (xii) MANAGEMENT OF THE VESSEL The Vessel will be managed by Universe Tankships (Bermuda) Ltd., in accordance with the provisions of the Management Agreement during the Subsequent Charter.

13.      INFORMATION COVENANTS

13.1     ANNUAL STATEMENTS

         The Borrower shall using its best endeavours and as soon as the same become available, but in any event within one hundred and eighty days after the end of each of their respective financial years, furnish to the Agent, the Borrower's and the Initial Charterer's or, as the case may be, the Subsequent Charterer's balance sheets as at the end of such financial year and the Borrower's and the Initial Charterer's or, as the case may be, the Subsequent Charterer's profit-and-loss accounts in respect of that financial year, in each case prepared in accordance with internationally accepted accounting principles consistently applied.

13.2     SEMI-ANNUAL STATEMENTS

         The Borrower using its best endeavours and shall as soon as the same become available, but in any event within 90 days after the end of each of their respective financial half years, furnish to the Agent, the Borrower's and the Initial Charterer's or, as the case may be, the Subsequent Charterer's balance sheets as at the end of such accounting period and the Borrower's and the Initial Charterer's or, as the case may be, the Subsequent Charterer's profit-and-loss accounts in respect of that accounting period, together with the Borrower's cash flow reports for such period in each case prepared in accordance with internationally accepted accounting principles consistently applied.

13.3     NOTIFICATION OF EVENT OF DEFAULT

         The Borrower shall promptly inform the Agent of the occurrence of any event which is or may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default and, upon receipt of a written request to that effect from the Agent, promptly deliver to the Agent a written confirmation given by a duly authorised officer of the Borrower to the effect that, save as previously notified to the Agent or as notified in such confirmation, no such event has occurred.

13.4     NOTIFICATION OF OFF-HIRE

         The Borrower shall promptly inform the Agent of any material interruption in the operation of the Vessel (which shall include situations where the Vessel is off-hire for a period of 5 days or more at any one time) and the financial implications of such interruption.

13.5     OTHER FINANCIAL INFORMATION

         The Borrower shall from time to time on the request of the Agent use its best endeavours to furnish the Agent with such other information about its and either the Initial Charterer's or, as the case may be, the Subsequent Charterer's business, assets and financial condition (including financial accounts and cash flow reports) as the Agent may reasonably request.

13.6     PROVISO

         It is hereby agreed that the Borrower's obligations under this Clause 13 to provide or furnish the Agent with any information regarding the Initial Charterer shall cease upon termination of the Initial Charter.

14.      FINANCIAL CONDITION

14.1     FAIR MARKET VALUE OF VESSEL

         The Borrower shall ensure that the Fair Market Value of the Vessel as established by R.S. Platou and H Clarkson Limited or such other two (2) reputable brokers appointed by the Agent (after consultation with the Borrower) shall at all times equal to or exceed 140% of the Loan. If at any time this ratio is not met, the Borrower will forthwith on the demand of the Agent prepay such portion of the Loan as will ensure that such ratios are complied with. The Agent shall be entitled to request such estimates of the Fair Market Value at least twice per calendar year (or at any time after the occurrence of an Event of Default) and the Borrower shall promptly pay or reimburse to the Agent the cost of obtaining such valuations.

14.2     MINIMUM WORKING CAPITAL

         The Borrower shall maintain at all times Working Capital (which shall mean Current Assets less Current Liabilities) of at least $500,000.

14.3     NOTIFICATION OF FINANCIAL CONDITION

         The Borrower shall deliver to the Agent semi-annually a certificate stating the Borrower's compliance with the covenants undertaken pursuant to this Clause 14 with each of the semi-annual financial statements delivered pursuant to Clause 13.2.

14.4     For the purposes of Clause 14.2:

         "CURRENT ASSETS" means all assets of the Borrower which, in accordance with internationally accepted accounting principles, would be classed as current assets; and

         "CURRENT LIABILITIES" means all obligations of the Borrower which, in accordance with internationally accepted accounting principles, would be considered as current liabilities, excluding all amounts of principal due under this Facility within one year from the date of calculation.

15.      GENERAL COVENANTS

         The Borrower:

                  (i) shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Cayman Islands and all other applicable jurisdictions to enable it lawfully to enter into and perform its obligations under the Facility Documents or to ensure the legality, validity, enforceability or admissibility in evidence in the Cayman Islands and all other applicable jurisdictions of the Facility Documents;

                  (ii) shall procure that no change of the classification or flag of the Vessel, management of the Vessel or the Charters shall occur without the prior written consent of the Agent;

                  (iii) shall, in the event of total loss of the Vessel, procure that the Loan is repaid in full within 90 days of the Agent's written notice (whether as a result of the application of insurance proceeds or otherwise);

                  (iv) shall not, without the prior written consent of the Agent, (such consent not to be unreasonably withheld) permit any distributions of the Borrower's profits or assets or pay any dividends or other distributions to the Shareholder or any of the Shareholder's partners;

                  (v) shall not make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligations of any person;

                  (vi) shall not, without prior written consent of the Agent, make any investments which exceed $500,000 with the assets of the Borrower (otherwise than by placing its cash into bank accounts with the Agent) except for any investments required to maintain the classification status of the Vessel;

                  (vii) shall not, without the prior written consent of the Instructing Group and the Agent, permit any change to its shareholding;

                  (viii) shall maintain all its bank accounts with the Agent's branch in New York and shall only operate such accounts in accordance with Clause 11 of the Assignment of Earnings and Insurances;

                  (ix) shall not, without the prior consent of the Agent, create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than the Permitted Liens and any encumbrance created pursuant to the Facility Documents and any second priority security over the Vessel and its earnings, insurances and bank accounts in favour of the Security Trustee on terms acceptable to the Agent to secure the Borrower's obligations under the Junior Facility Agreement;

                  (x) shall manage its business and procure that the Vessel is managed in compliance with all applicable laws and regulations applicable thereto and shall promptly notify the Agent of any non-compliance other than of a minor or technical nature;

                  (xi) shall not engage in any other business other than the ownership and chartering of the Vessel;

                  (xii) shall procure that the Vessel is at all times fully approved by major oil companies relevant in its trade;

                  (xiii) shall ensure that during the currency of the Subsequent Charter, the technical management of the Vessel remains with Universe Tankships (Bermuda) Ltd.; and

                  (xiv) shall ensure that the Vessel has been sent for drydocking and has been subject to special survey prior to it being redelivered to the Borrower upon termination of the Initial Charter.

16.      EVENTS OF DEFAULT

16.1     If:

                  (i) FAILURE TO PAY The Borrower or the Initial Charterer or, as the case may be, the Subsequent Charterer, fails to pay any sum due from it under this Agreement or the Initial Charter or, as the case may be, the Subsequent Charter at any time in the currency and in the manner specified herein or therein Provided that it shall not be an Event of Default if any sum due under the Initial Charter or, as the case may be, the Subsequent Charter is paid by the Initial Charterer or, as the case may be, the Subsequent Charterer, within 5 business days of the due date for payment as specified therein; or

                  (ii) MISREPRESENTATION Any representation or statement made by the Borrower in any Facility Document or in any notice or other document, certificate or statement delivered by it pursuant hereto or thereto or in connection herewith or therewith is or proves to have been incorrect or misleading in any material respect when made; or

                  (iii) COVENANTS The Borrower fails duly to perform the obligations expressed to be assumed by it in Clause 14 (FINANCIAL CONDITION) or 15 (GENERAL COVENANTS); or

                  (iv) INSURANCE The Borrower fails to insure or procure the insurance of the Vessel in accordance with the requirements of the Assignment of Earnings and Insurances and/or the Mortgage; or

                  (v) OTHER OBLIGATION The Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in any Facility Document and such failure is not remedied within thirty days after the Agent has given notice to the Borrower requiring the same to be remedied; or

                  (vi) CROSS DEFAULT If (a) any indebtedness of the Borrower or the Shareholder or either General Partner or the Initial Charterer or, as the case may be, the Subsequent Charterer is not paid when due (or within any period of grace applicable thereto), (b) any indebtedness of the Borrower or the Shareholder or either General Partner or the Initial Charterer or, as the case may be, the Subsequent Charterer is declared to be or otherwise becomes due and payable prior to its specified maturity or (c) any creditor of the Borrower or the

                           Shareholder or either General Partner, the Initial Charterer or, as the case may be, the Subsequent Charterer become entitled to declare any indebtedness of the Borrower or the Shareholder or either General Partner or the Initial Charterer or, as the case may be, the Subsequent Charterer due and payable prior to its specified maturity Provided that it shall not be an Event of Default if, with respect to either General Partner, the events specified in (a), (b) and
                           (c) above are genuinely disputed by such General Partner in appropriate legal proceedings; or

                  (vii) INSOLVENCY AND RESCHEDULING The Borrower or the Shareholder or either General Partner or the Initial Charterer or, as the case may be, the Subsequent Charterer is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

                  (viii) WINDING-UP Otherwise than for the purposes of a reconstruction on terms previously approved by the Instructing Group, the Borrower or the Shareholder or either General Partner or the Initial Charterer or, as the case may be, the Subsequent Charterer takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

                  (ix) REPUDIATION The Borrower or the Initial Charterer or, as the case may be, the Subsequent Charterer repudiates any Facility Document or the Initial Charter or, as the case may be, the Subsequent Charter or does or causes to be done any act or thing evidencing an intention to repudiate any such Facility Document or the Initial Charter or, as the case may be, the Subsequent Charter; or

                  (x) LEGALITY OF FACILITY DOCUMENTS At any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable the Borrower lawfully to enter into, exercise its rights under and perform its obligations expressed to be assumed by it in the Facility Documents, (b) to ensure that the obligations expressed to be assumed by the Borrower in the Facility Documents are legal, valid and binding or (c) to make any of the Facility Documents admissible in evidence in the Cayman Islands is not done, fulfilled or performed; or

                  (xi) COMPLIANCE WITH OBLIGATIONS At any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under any Facility Document or any of the obligations of the Borrower under the Facility Document are not or cease to be legal, valid and binding; or

                  (xii) SEIZURE BY GOVERNMENT By or under the authority of any government, (a) the management of the Borrower is wholly or partially displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed or (b) the whole or any part (the market value of which is twenty per cent. or more of the market value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

                  (xiii) MATERIAL ADVERSE CHANGE There shall occur any event or circumstance which in the opinion of the Instructing Group may, or may be likely to, materially and adversely affect the ability of the Borrower or the Initial Charterer or, as the case may be, the Subsequent Charterer to discharge its obligations under the Facility Documents or the Initial Charter or, as the case may be, the Subsequent Charter in the manner provided therein; or

                  (xiv) VARIATION OR TERMINATION OF AGREEMENTS The Memorandum of Agreement or either Charters is amended in any material manner without the prior written consent of the Agent or terminated otherwise than by reason of the due discharge of all obligations of each of the parties thereto or if any party thereto is in breach of any of its obligations thereunder; or

                  (xv) MANAGEMENT AGREEMENT If there is any material amendment to the Management Agreement or the Management Agreement is terminated or otherwise ceases to be effective without the Agent's prior written consent; or

                  (xvi) JUNIOR FACILITY Any event of default (howsoever described) occurs under the Junior Facility Agreement; or

                  (xvii) PARTNERSHIP/OWNERSHIP STRUCTURE If there is any change in the shareholding of the Borrower or of either General Partner without the prior written consent of the Instructing Group; or

                  (xviii) ANALOGOUS EVENT If any event occurs to the Borrower, the Shareholder, any General Partner, the Initial Charterer or, as the case may be, the Subsequent Charterer under the laws of any other jurisdiction which is analogous to any of the events or circumstances referred to in paragraphs (vii) or
                           (viii) above; or

                  (xix) SWAP AGREEMENT Any event of default (howsoever described) occurs under the Interest Rate Swap Agreements; or

                  (xx) SUBSEQUENT CHARTERER If the Subsequent Charterer fails to take delivery of the Vessel pursuant to the Subsequent Charter promptly upon the expiry of the Initial Charter,

         then, and in any such case and at any time thereafter, the Agent may, and shall if so instructed by the Instructing Group, by written notice to the Borrower:

         (a) declare the Loan to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Loan to be due and payable on demand of the Agent; and/or

         (b) declare that the Facility Amount shall be cancelled, whereupon the same shall be cancelled and the amount thereof reduced to zero.

16.2     ADVANCE DUE ON DEMAND

         If, pursuant to Clause 16.1, the Agent declares the Loan to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may by written notice to the Borrower:

                  (i) call for repayment of the Loan on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

                  (ii) select as the duration of any Interest Period relating to an Advance which begins whilst such declaration remains in effect a period of six months or less.

16.3     PROVISO

                  (i) It is hereby agreed that each of the events set out in Clause 16.1(i), (vi), (vii), (viii), (ix), (xiii) and (xiv) shall not be an Event of Default if it occurs in relation to the Initial Charterer after the termination of the Initial Charter as a result of the obligations thereunder having been fully performed by the Initial Charterer in accordance with the terms specified therein; and

                  (ii) It is hereby agreed that if any Event of Default occurs only in relation to the Initial Charterer or Subsequent Charterer and within 15 days thereafter alternative arrangements in form and substance satisfactory to the Agent and the Instructing Group, as determined in their sole discretion, are entered into to provide alternative security for the performance by the Borrower of its obligations hereunder, then the Agent, on instruction of the Instructing Group, may agree that the event of circumstances giving rise to such Event of Default shall not be treated as an Event of Default.

17.      DEFAULT INTEREST AND INDEMNITY

17.1     DEFAULT INTEREST PERIODS

         If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with the provisions of Clause 19 (PAYMENTS) or if any sum due and payable by the Borrower under any judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Agent.

17.2     DEFAULT INTEREST

         During each such period relating thereto as is mentioned in Clause 17.1 (DEFAULT INTEREST PERIODS) an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of one per cent., the Margin and LIBOR for that period Provided that:

                  (i) if, for any such period, LIBOR falls to be determined pursuant to the proviso to the definition thereof but none of the Reference Banks was offering dollar deposits for the period aforesaid, the rate of interest applicable to such unpaid sum shall be determined by reference to the cost to each Bank of obtaining such deposits from such sources as it may select as notified to the Agent; and

                  (ii) if such unpaid sum is all or part of the Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

17.3     PAYMENT OF DEFAULT INTEREST

         Any interest which shall have accrued under Clause 17.2 (DEFAULT INTEREST) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Agent may specify by written notice to the Borrower.

17.4     BROKEN PERIODS

         If any Bank receives or recovers all or any part of such Bank's share of the Advance otherwise than on the last day of an Interest Period relating to the Advance, the Borrower shall pay to the Agent on demand an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period.

17.5     BORROWER'S INDEMNITY

         The Borrower undertakes:

                  (i) to indemnify each of the Agent, each Bank and the Security Trustee against any loss or expense, including legal fees on a full indemnity basis, which any of them may sustain or incur as a consequence of any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in any of the Facility Documents to which it is a party; and

                  (ii) to indemnify each Bank against any loss it may suffer as a result of its funding its share of the Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof.

17.6     Any unpaid sum shall (for the purposes of this Clause 17 and Clause
         11.1 (INCREASED COSTS) be treated as an advance and accordingly in this Clause 17 and Clause 11.1 (INCREASED COSTS) the term "Advance" includes any unpaid sum and the term "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 17.1 (DEFAULT INTEREST PERIODS).

18.      CURRENCY OF ACCOUNT AND PAYMENT

18.1     CURRENCY OF ACCOUNT

         The dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder Provided that each payment in respect of costs and expenses shall be made in the currency in which the same were incurred.

18.2     CURRENCY INDEMNITY

         If any sum due from the Borrower under any Facility Document to which the Borrower is a party or any order or judgment given or made in relation hereto or thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under such Facility Document or order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against the Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Facility Document, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

19.      PAYMENTS

19.1     PAYMENTS

         On each date on which this Agreement requires an amount to be paid by the Borrower or a Bank hereunder, the Borrower or, as the case may be, such Bank shall make the same available to the Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the account of the Agent in Oslo or such other account as the Agent may have specified for this purpose.

19.2     NO SET-OFF

         All payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

20.      SET-OFF

         The Borrower authorises each Bank at any time following the occurrence of an Event of Default to apply any credit balance to which the Borrower is entitled on any account of the Borrower with such Bank in satisfaction of any sum due and payable from the Borrower to such Bank under this Agreement but unpaid; for this purpose, such Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

21.      SHARING

21.1     REDISTRIBUTION OF PAYMENTS

         If at any time, the proportion which any Bank (a "RECOVERING BANK") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement by the Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "EXCESS amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

                  (i) such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

                  (ii) there shall thereupon fall due from such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

                  (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) PRO RATA to their respective entitlements thereto.

21.2     REPAYABLE RECOVERIES

         If any sum (a "RELEVANT SUM") received or recovered by a Recovering Bank in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Bank, then:

                  (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 19.1 (PAYMENTS) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

                  (ii) there shall thereupon fall due from the Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

22.      FEES

22.1     ARRANGEMENT FEE

         The Borrower shall pay to the Agent for its own account hereunder an arrangement fee of the amount specified in the letter exchanged between the Agent and General Maritime Corporation dated 10 October, 1997, such fee to be payable at the Drawdown Date.

22.2     AGENCY FEE

         The Borrower shall pay to the Agent a non-refundable agency fee of the amount specified in the letter exchanged between the Agent and General Maritime Corporation dated 10 October, 1997, such fee to be payable on the Drawdown Date and on each anniversary thereof.

23.      COSTS AND EXPENSES

23.1     TRANSACTION EXPENSES

         The Borrower shall, from time to time on demand of the Agent, reimburse the Agent for all costs and expenses including legal fees) incurred by it in connection with the negotiation, preparation and execution of the Facility Documents and the completion of the transactions herein contemplated.

23.2     PRESERVATION AND ENFORCEMENT OF RIGHTS

         The Borrower shall, from time to time on demand of the Agent, reimburse the Agent, the Banks and the Security Trustee for all costs and expenses (including legal fees) incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Banks and the Security Trustee under the Facility Documents.

23.3     STAMP TAXES

         The Borrower shall pay all stamp, registration and other taxes to which any Facility Document or any judgment given in connection with any Facility Document is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Security Trustee and the Bank against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

23.4     BANKS' LIABILITIES FOR COSTS

         If the Borrower fails to perform any of its obligations under this Clause 23, each Bank shall, in the proportion borne by its share of the Loan to the amount of the Loan for the time being indemnify the Agent against any loss incurred by it as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 23.4.

24.      THE AGENT AND THE BANKS

24.1     APPOINTMENT OF THE AGENT

         Each Bank hereby appoints the Agent to act as its agent in connection with this Agreement and the other Facility Documents and authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers and discretions as are reasonably incidental thereto.

24.2     AGENT'S DISCRETIONS

         The Agent may:

                  (i)      assume that:

                           (a) any representation made by the Borrower in connection with this Agreement and the other Facility Documents is true;

                           (b) no event which is or may become an Event of Default has occurred; and

                           (c) the Borrower is not in breach of or default under its obligations with this Agreement and the other Facility Documents unless it has actual knowledge or actual notice to the contrary;

                  (ii) assume that the Facility Office of each Bank is that identified with its signature (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) below until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

                  (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

                  (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a certificate signed by or on behalf of the Borrower;

                  (v) rely upon any communication or document believed by it in good faith to be genuine;

                  (vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

                  (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

24.3     AGENT'S OBLIGATIONS

         The Agent shall:

                  (i) promptly inform each Bank of the contents of any notice or document received by it from the Borrower under this Agreement and the other Facility Documents;

                  (ii) promptly notify each Bank of the occurrence of any Event of Default or any default by the Borrower in the due performance of or compliance with its obligations under this Agreement and the other Facility Documents of which the Agent has actual knowledge or actual notice;

                  (iii) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all the Banks; and

                  (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

24.4     EXCLUDED OBLIGATIONS

         Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

                  (i)      be bound to enquire as to:

                           (a) whether or not any representation made by the Borrower in connection with the Facility Documents is true;

                           (b) the occurrence or otherwise of any event which is or may become an Event of Default;

                           (c) the performance by the Borrower of its obligations under any of the Facility Documents; or

                           (d) any breach of or default by the Borrower of or under its obligations under any of the Facility Documents;

                  (ii) be bound to account to each Bank for any sum or the profit element of any sum received by it for its own account;

                  (iii) be bound to disclose to any other person any information relating to the Borrower if such disclosure would or might in its opinion constitute a breach of any law or regulations or be otherwise actionable at the suit of any person; or

                  (iv) be under any obligations other than those for which express provision is made herein.

24.5     INDEMNIFICATION

         Each Bank shall, from time to time on demand by the Agent, indemnify the Agent, in the proportion its share of the Loan bears to the amount of the Loan at the time of such demand or, if the Loan has then been repaid in full, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as agent hereunder.

24.6     EXCLUSION OF LIABILITIES

         The Agent does not accept any responsibility for the accuracy and/or completeness of information supplied by the Borrower in connection herewith or with any other Facility Document or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other Facility Document and the Agent shall not be under any liability as a result of taking or omitting to take any action in relation to this Agreement or any other Facility Document, save in the case of gross negligence or wilful misconduct.

24.7     NO ACTION

         Each Bank agrees that it will not assert or seek to assert against any director, officer or employee of the Agent any claim it might have against any of them in respect of the matters referred to in Clause
         24.6 (EXCLUSION OF LIABILITIES).

24.8     BUSINESS WITH THE BORROWER

         The Agent and each of the Banks may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower.

24.9     RESIGNATION

         The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 24.

24.10    SUCCESSOR AGENT

         If the Agent gives notice of its resignation pursuant to Clause 24.9 then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group with the Borrower's consent (such consent not to be unreasonably delayed or withheld) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

24.11    RIGHTS AND OBLIGATIONS

         If a successor to the Agent is appointed under the provisions of Clause
         24.10 (SUCCESSOR AGENT), then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 24 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

24.12    OWN RESPONSIBILITY

         It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and, accordingly, each Bank warrants to the Agent that it has not relied and will not hereafter rely on the Agent:

                  (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower in connection with the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to each Bank by the Agent); or

                  (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

24.13    AGENCY DIVISION SEPARATE

         In acting as agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 24, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

24.14    CONFIDENTIAL INFORMATION

         Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 24.13 (AGENCY DIVISION SEPARATE), the Agent shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by Borrower to the Agent in its capacity as agent hereunder for the Banks and which is identified by such member of the Group at the time it is so supplied as being confidential information Provided that the consent of the Borrower to such disclosure shall not be required in relation to any information which in the opinion of the Agent relates to an Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Agent and the Borrower.

25.      BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.

26.      ASSIGNMENTS AND TRANSFERS

26.1     NO ASSIGNMENT AND TRANSFER BY THE BORROWER

         The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

26.2     ASSIGNMENTS AND TRANSFERS BY BANKS

         Any Bank may at any time (and at its own cost) assign or transfer all or any of its rights and benefits hereunder.

26.3     ASSIGNMENTS BY BANKS

         If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 26.2 (ASSIGNMENTS AND TRANSFERS BY BANKS), then, unless and until the assignee has agreed with the Agent and the Security Trustee that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agent and the Security Trustee shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

26.4     TRANSFERS BY BANKS

         If a Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 26.2 (ASSIGNMENTS AND TRANSFERS BY BANKS), then such transfer may be effected by the delivery to the Agent and the Borrower of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate) the date of delivery of such Transfer Certificate to the
         Agent:

                  (i) to the extent that in such Transfer Certificate such Bank seeks to transfer its rights and obligations hereunder, the Borrower and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 26.4 as "DISCHARGED RIGHTS AND OBLIGATIONS"); and

                  (ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

26.5     TRANSFER FEES

         On the date upon which a transfer takes effect pursuant to this Clause 26, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of $500.

26.6 Any assignment or transfer which is not contemplated by the express provisions of this Clause 26 may only be made by a Bank with the prior written consent of the Borrower and in such event, the provisions of Clauses 26.2 (ASSIGNMENTS AND TRANSFERS BY BANKS), 26.4 (TRANSFERS BY BANKS) and 26.5 (TRANSFER FEES) shall apply MUTATIS MUTANDIS thereto.

26.7     DISCLOSURE OF INFORMATION

         Any Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), disclose to any actual or potential assignee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrower as such Bank and the Borrower shall consider appropriate.

27.      CALCULATIONS AND EVIDENCE OF DEBT

27.1     BASIS OF ACCRUAL

         Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

27.2     EVIDENCE OF DEBT

         Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder; in any legal action or proceeding arising out of or in connection with this Agreement and other Facility Documents, the entries made in such accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

27.3     CONTROL ACCOUNTS

         The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of the Advance made hereunder by the Banks, (ii) the amount of all principal, interest and other sums due or to become due from the Borrower to each of the Banks under the Facility Documents and (iii) the amount of any sum received or recovered by the Agent under the Facility Documents and each Bank's share therein. To the extent that discrepancies exist between accounts maintained by each Bank pursuant to clause 27.2 (EVIDENCE OF DEBT) and control accounts maintained by the Agent under this Clause 27.3, the control accounts herein maintained shall prevail.

27.4     PRIMA FACIE EVIDENCE

         In any legal action or proceeding arising out of or in connection with this Agreement and/or any other Facility Document, the entries made in the accounts maintained pursuant to Clause 27.2 (EVIDENCE OF DEBT) or Clause 27.3 (CONTROL ACCOUNTS) shall be PRIMA FACIE evidence of the existence and extent of the obligations of the Borrower therein recorded.

27.5     CHANGE OF CIRCUMSTANCE CERTIFICATES

         A certificate of the Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 10.1 (TAX GROSS-UP) or
         (b) the amount for the time being required to indemnify it against any such cost or liability as is mentioned in Clause 10.2 (TAX INDEMNITY) or 11.1 (INCREASED COSTS) shall, in the absence of manifest error, be conclusive for the purposes of this Agreement and PRIMA FACIE evidence in any legal action or proceeding arising out of or in connection with this Agreement.

28.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Agent, any Bank and the Security Trustee or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

29.      PARTIAL INVALIDITY

         If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

30.      NOTICES

30.1     COMMUNICATIONS IN WRITING

         Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

30.2     COMMUNICATIONS THROUGH THE AGENT

         Each communication between the Banks and the Borrower hereunder shall only be effected through the Agent.

30.3     DELIVERY

         Any communication or document to be made or delivered by one party to the other pursuant to this Agreement shall (unless the other party has by three days' written notice to the one specified another address or telex or facsimile number) be made or delivered to that other party at the address or telex or facsimile number identified with its signature below and shall be deemed to have been made or delivered when despatched and answerback received (in the case of any communication made by telex) or (in the case of any communication made by facsimile) when legibly received or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that:

                  (i) if any such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the first business day thereafter; and

                  (ii) any communication or document to be made or delivered by the Borrower to each Bank shall be effective only when legibly received by the Bank and then only if the same is expressly marked for the attention of the department or officer identified with such Bank's signature below (or such other department or officer as such Bank shall from time to time specify for this purpose).

30.4     ENGLISH LANGUAGE

         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

31.      LAW

         This Agreement shall be governed by, and construed in accordance with, English law.

32.      JURISDICTION

32.1     ENGLISH COURTS

         Each of the parties hereto irrevocably agrees for the benefit of the Agent, the Banks and the Security Trustee that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

32.2     APPROPRIATE FORUM

         The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 32.1 (ENGLISH COURTS) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

32.3     SERVICE OF PROCESS

         The Borrower agrees that the process by which any suit, action or proceeding in England is begun may be served on it by being delivered to Clifford Chance Secretaries Limited at 200 Aldersgate Street, London, EC1A 4JJ or other of its registered offices for the time being.

32.4     NON-EXCLUSIVE SUBMISSIONS

         The submission to the jurisdiction of the courts referred to in Clause
         32.1 (ENGLISH COURTS) shall not (and shall not be construed so as to) limit the right of the Agent, the Banks or the Security Trustee to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                          CONDITION PRECEDENT DOCUMENTS

                                     PART 1

1. In relation to the Borrower, the Shareholder, the Managing General Partner, the Initial Charterer and the Subsequent Charterer (herein together referred to as the "RELEVANT PARTIES"):

                  (i) a copy, certified a true copy by a duly authorised officer of the Borrower, of a Board Resolution of the Borrower approving the execution, delivery and performance of each of the Facility Documents to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign each of the Facility Documents;

                  (ii) a copy, certified a true copy by a duly authorised officer of the Managing General Partner of the Shareholder's Certificate of Registration as a Limited Partnership and its Limited Partnership Agreement;

                  (iii) a copy, certified a true copy by a duly authorised officer of the Relevant Party, of the constitutive documents of such Relevant Party;

                  (iv) a copy, certified a true copy by a duly authorised officer of the Initial Charterer, of a Board Resolution of the Initial Charterer approving the execution, delivery and performance of the Initial Charter and the terms and conditions thereof and authorising a named person or persons to sign the Initial Charter;

                  (v) a copy, certified a true copy by a duly authorised officer of the Subsequent Charterer, of a Board Resolution of the Subsequent Charterer approving the execution, delivery and performance of the Subsequent Charter and the terms and conditions thereof and authorising a named person or persons to sign and deliver the Subsequent Charter;

                  (vi) a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, each of the Facility Documents and any documents to be delivered pursuant thereto; and

                  (vii) a copy certified a true copy by a duly authorised officer of the Borrower of the proforma opening balance sheet of the Borrower evidencing its capital structure including the amount of its Working Capital;

                  (viii) a certificate of a duly authorised officer of the Managing General Partner of the Shareholder setting out the partners (both general and limited) of the Shareholder; and

                  (ix) a certificate of a duly authorised officer of the Borrower certifying that the

                           Shareholder is the sole Shareholder of the Borrower.

2. A copy of the Cayman Islands Exempted Limited Partnership Law and of each such other law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the Facility Documents the Charter and the CHARTER GUARANTEE legal, valid, binding and enforceable, to make them admissible in evidence in the Cayman Islands and Panama and to enable the Borrower lawfully to perform its obligations under the Facility Documents.

3. An opinion of the Initial Bank's counsel in relation to Panamanian law in a form satisfactory to the Initial Bank.

4. An opinion of the Initial Bank's Cayman Islands counsel in a form satisfactory to the Initial Bank.

5. An opinion of the Initial Charterer's internal counsel in a form satisfactory to the Initial Bank relating to the Initial Charter.

6. An opinion of the Subsequent Charterer's internal counsel in a form satisfactory to the Initial Bank relating to the Subsequent Charter;

7.       An opinion of Clifford Chance in a form satisfactory to the Initial
Bank.

8. Evidence that Clifford Chance Secretaries Limited has agreed to act as the agent of the Borrower for the service of process in England.

9. A copy, certified to be a true copy by a duly authorised officer of the Borrower of the Memorandum of Agreement showing the purchase price of the Vessel to be $31,000,000.

10. A copy, certified to be a true copy by a duly authorised officer of the Borrower of each of the Charters.

11.      [Intentionally Deleted]

12. Valid up-to-date class certificates from a classification society acceptable to the Agent and showing the Vessel to be in a class acceptable to the Agent, without extension or recommendations.

13. Details of the manager of the Vessel during the subsequent Charter and a certified true copy of such Management Agreement in a form acceptable to the Initial Bank.

14. A copy of the Bill of Sale relating to the Vessel and any other documents required to be produced by the Seller or the Borrower pursuant to the Memorandum of Agreement.

15.      Evidence of the discharge of any existing mortgages over the Vessel.

16. Confirmation that the technical management of the Vessel during the Subsequent Charter is with Universe Tankships (Bermuda) Ltd.

17. An assignment of the Borrower's bank accounts in a form acceptable to the Agent.

18. A security trust deed whereby the Security Trustee agrees to hold the benefit of the security created by the mortgage and the assignment of earnings and insurances and the assignment of accounts referred to in paragraphs 1, 2 and 3 above on trust for the Beneficiaries named therein in a form acceptable to the Agent.

19. A Priority Agreement between the Borrower, the Banks and the agent under this Agreement and the Agent under this Agreement and the Agent and the lenders under the Junior Facility Agreement.

20.      A copy of the Seller's latest Annual Franchise Tax Receipt ("TASA
ANUAL").

21. A letter of undertaking from Poles, Tublin, Patestides & Stratakis that the Protocol of Delivery and Acceptance of the Vessel shall not be delivered to the Industrial Bank of Japan, Ltd., until consent of the Agent or its representative is given.

22. An opinion of the Initial Bank's New York counsel in a form satisfactory to the Initial Bank.

23. A Letter of Awareness from Neptune Orient Lines relating to the Subsequent Charter.

                                     PART 2

Each of the following documents duly executed by the Borrower:

1. A first preferred Panamanian ship mortgage over the Vessel granted by the Borrower in favour of the Security Trustee in a form acceptable to the Agent.

2. An assignment of earnings and insurances agreement entered into by the Borrower in favour of the Security Trustee to secure the Borrower's obligations under this Agreement in a form acceptable to the Agent.

3.       All notices to be given under the assignments referred to in 2 above.

4. The Protocol of Delivery and Acceptance of the Vessel duly signed by the Borrower and the Seller.

5. Evidence that the Vessel has been properly insured and the terms of the insurances are acceptable to the Agent.

                               THE SECOND SCHEDULE

                               NOTICE OF DRAWDOWN


From:    Pacific Tankship Ltd.,

To:      Christiania Bank og Kreditkasse ASA as Agent

Dear Sirs,

1. We refer to the agreement (the "FACILITY AGREEMENT") dated ____ October 1997 and made between ourselves as borrower, yourselves as agent and security trustee and the Initial Bank. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and on _____________________, we wish to borrow the amount of ________________
United States Dollars (being an amount equal to the lesser of the amount of the Facility Amount and 67 per cent. of the purchase price of the m/t "PACIFIC JUPITER" upon the terms and subject to the conditions contained therein.

3.       We would like the Advance to have a first Interest Period of:

         First Choice: _____________________________ months' duration.

         Second Choice:* __________________________ months' duration.

4. We further confirm that, at the date hereof, the representations set out in Clauses 12.1 and 12.2 of the Facility Agreement are true and that no event which is or may become (with the passage of time, the giving of notice, the making of any determination under the Facility Agreement or any combination thereof) an Event of Default has occurred.

5. The proceeds of this drawdown should be credited to our account No.0007110471 with The Industrial Bank of Japan, Ltd.

                                Yours faithfully




                          -----------------------------
                              for and on behalf of
                             PACIFIC TANKSHIP LTD.,

--------------------------------------------------------------------------------
*        Only if the first choice Interest Period is twelve months.

                               THE THIRD SCHEDULE

                          FORM OF TRANSFER CERTIFICATE


To:      Christiania Bank og Kreditkasse ASA (as Agent) and
         Pacific Tankership Ltd.,


                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated [ ] whereby a US$18,000,000 loan facility was made available to [ ] (the "BORROWER") by the Initial Bank as defined therein in connection with which Christiania Bank og Kreditkasse ASA acted as Agent and Security Trustee.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee, Bank's Participation and Amount Transferred are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the Schedule hereto) of the Bank's Participation) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 26.2 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee warrants that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                    SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Bank's Participation:

         Bank's portion of the Loan:

         Bank's Commitment:




5.       Amount Transferred:

[Transferor Bank]                           [Transferee Bank]

By:                                         By:

Date:                                       Date:

                                            Address:

                                 EXECUTION PAGE

THE BORROWER

PACIFIC TANKSHIP LTD.,

By:               PETER GEORGIOPOULOS

Address:          c/o General Maritime Corporation
                  730 Fifth Avenue (15th Floor)
                  New York
                  NY 10019
                  USA

Attention:
Tel:              (212) 698 9630
Fax:              (212) 698 9628



THE AGENT AND SECURITY TRUSTEE

CHRISTIANIA BANK OG KREDITKASSE ASA

By:               AMELIA SWEETLAND

Address:          PO Box 1166
                  Sentrum
                  0107 Oslo
                  Norway

Attention:
Tel:              47 2248 5000
Fax:              47 2248 6668

THE INITIAL BANK

CHRISTIANIA BANK OG KREDITKASSE ASA

By:               AMELIA SWEETLAND

Address:          PO Box 1166
                  Sentrum
                  0107 Oslo
                  Norway

Attention:        Shipping Department
Tel:              47 2248 5000
Fax:              47 2248 6668